                                                                  EXHIBIT (a)(3)
                                                                  --------------


                                  NEWS BULLETIN
                       RE: HAHN AUTOMOTIVE WAREHOUSE, INC.
                              415 WEST MAIN STREET
                               ROCHESTER, NY 14608
--------------------------------------------------------------------------------
                            FOR FURTHER INFORMATION:
                                 AT THE COMPANY
                                 --------------
                          Eli N. Futerman, Co-President
                         Daniel J. Chessin, Co-President
                                 (716) 235-1595
--------------------------------------------------------------------------------

                              FOR IMMEDIATE RELEASE
                              ---------------------
                               September 21, 2001

                    HAHN AUTOMOTIVE WAREHOUSE, INC. ANNOUNCES
                       COMPLETION OF GOING PRIVATE MERGER

Rochester, New York, September 21, 2001 -- Hahn Automotive Warehouse, Inc. (NASDAQ: HAHN) a distributor of automotive aftermarket parts, today announced that it has completed a merger with an acquisition entity formed and controlled by Eli N. Futerman and Daniel J. Chessin, the Company's President and Chief Executive Officer and Executive Vice-President respectively. As a result of this cash-out merger, Hahn becomes a private company, effective today.

Also as a result of the cash-out merger, Hahn's common stock will be delisted from the Nasdaq SmallCap Market effective as of the close of business today, September 21, 2001.

Hahn Automotive Warehouse, Inc. is a distributor of automotive aftermarket parts through its 13 strategically located full-service distribution centers to 78 Company-owned Advantage Auto Stores, more than 1,100 independent jobbers, and seven Professional Auto Warehouse direct distribution centers, in the Midwest and along the Eastern Seaboard. The Company reaches the retail auto parts market through its website, iAutoparts.com(R).

Safe Harbor Statements Under the Private Securities Litigation Reform Act of
1995:
The statements contained in this press release which are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These matters are subject to risks and uncertainties that could cause actual developments to differ materially from those contemplated. Please refer to the Company's Annual Report on Form 10-K, dated December 19, 2000, which has been filed with the United States Securities and Exchange Commission, for specific risks and uncertainties which have been previously identified by the Company and should be considered. This document is available on the world-wide-web from the Securities and Exchange Commission at www.sec.gov, Edgar Filing Section. Hahn assumes no duty to update information contained in this press release at any time.

                       HAHN   HAHN   HAHN   HAHN   HAHN

NEWS BULLETIN
                       RE: HAHN AUTOMOTIVE WAREHOUSE, INC.
                              415 West Main Street
                            Rochester, NY 14608-1944
--------------------------------------------------------------------------------

For Further Information:
AT THE COMPANY
--------------
ELI N. FUTERMAN, CO-PRESIDENT
DANIEL J. CHESSIN, CO-PRESIDENT
(716) 235-1595
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE
---------------------
SEPTEMBER 21, 2001

                    HAHN AUTOMOTIVE WAREHOUSE, INC. ANNOUNCES
                     SHAREHOLDER APPROVAL OF CASH-OUT MERGER

Rochester, New York, September 21, 2001- - Hahn Automotive Warehouse Inc. (NASDAQ: HAHN), a distributor of automotive aftermarket parts, today announced that at a special meeting of shareholders, the merger proposal to take the Company private has been approved. The proposal was approved by a margin greater than the required 66 2/3% of the total shareholder vote and by a majority of the public shareholders who cast votes at the meeting, either in person or by proxy. These affirmative votes authorize the cash-out merger of the Company with an acquisition entity formed and controlled by Eli N. Futerman and Daniel J. Chessin, the Company's President and Chief Executive Officer and Executive Vice President, respectively.

All issued and outstanding common stock of Hahn held by shareholders other than Messrs. Futerman and Chessin and certain other family members will be converted into rights to receive $3.00 per share, without interest.

Instruction regarding the process of converting the shares into cash will be mailed to the public shareholders by American Stock Transfer and Trust Company, the paying agent for the transaction.

Hahn Automotive Warehouse, Inc. is a distributor of automotive aftermarket products through its 13 strategically located full-service distribution centers to 78 Company-owned Advantage Auto Stores, more than 1,100 independent jobbers, and seven Professional Auto Warehouse direct distribution centers, in the Midwest and along the Eastern Seaboard. The Company reaches the retail auto parts market through it website, iAutoparts.com(R).

Safe Harbor Statements Under the Private Securities Litigation Reform Act of
1995:
The statements contained in this press release which are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These matters are subject to risks and uncertainties that could cause actual developments to differ materially from those contemplated. Please refer to the Company's Annual Report on Form 10-K, dated December 19, 2000, which has been filed with the United States Securities and Exchange Commission, for specific risks and uncertainties which have been previously identified by the Company and should be considered. This document is available on the world-wide-web from the Securities and Exchange Commission at www.sec.gov, Edgar Filing Section. Hahn assumes no duty to update information contained in this press release at any time.

                       HAHN   HAHN   HAHN   HAHN   HAHN